Exhibit 1(iv) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K
                         MONEY MARKET OBLIGATIONS TRUST

                                Amendment No. 10
                              DECLARATION OF TRUST
                              dated October 3, 1988


THIS Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5.  Establishment and Designation of Series or Class."

     Without limiting the authority of the Trustees set forth herein, to establish and designate any additional series or class or to modify the rights or preferences of any existing series or class, the series and classes have been established and designated as:

                               Automated Cash Management Trust
                                 Cash II Shares
                                 Institutional Service Shares
                               Government Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Government Obligations Tax Managed Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Prime Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Tax-Free Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Treasury Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                                 Institutional Capital Shares

         The establishment and designation of any series or class of shares in addition to those established and designated above shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment tot his Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such series or class, or as otherwise provided in such instrument.

         The undersigned Assistant Secretary of Money Market Obligations Trust hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 24th day of February, 1997.

         WITNESS the due execution hereof this 6th day of March, 1997.



                                                          /s/ J Crilley Kelly
                                                          J Crilley Kelly
                                                          Assistant Secretary



q:org_docs/amendmts/297mmot.doc/alboley